KPMG LLP	Telephone	617 988 1000
99 High Street	Fax	617 988 0800
Boston, MA 02110-2371	Internet	www.us.kpmg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees and Shareholders

GE Institutional Funds:

We consent to the use of our report dated November 12, 2004, incorporated in this Registration Statement by reference, to the U.S. Equity Fund, S&P 500 Index Fund, Value Equity Fund, Small-Cap Value Equity Fund, International Equity Fund, Premier Growth Equity Fund, Strategic Investment Fund, Income Fund, and Money Market Fund, each a series of GE Institutional Funds, and to the references to our firm under the captions “Financial Highlights” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS” in the Statement of Additional Information.

Boston, Massachusetts

January 26, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.

KPMG LLP	Telephone	617 988 1000
99 High Street	Fax	617 988 0800
Boston, MA 02110-2371	Internet	www.us.kpmg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees and Shareholders

GE Institutional Funds:

We consent to the use of our report dated November 12, 2004, incorporated in this Registration Statement by reference, to the International Equity Fund, Small-Cap Value Equity Fund, and Strategic Investment Fund, each a series of GE Institutional Funds, and to the references to our firm under the captions “Financial Highlights” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS” in the Statement of Additional Information.

Boston, Massachusetts

January 26, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.